As filed with the Securities and Exchange Commission on February 12, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2003

FLORIDA POWER CORPORATION

d/b/a Progress Energy Florida, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-3274	59-0247770
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Central Avenue

St. Petersburg, Florida 33701

Telephone: (727) 820-5151

(Address of principal executive offices, and telephone number)

The address of the registrant has not changed since the last report.

ITEM 5. OTHER EVENTS

On February 7, 2003, Moody’s Investors Service announced that it was changing the outlook of Florida Power Corporation (A1 senior secured) from stable to negative, citing the base rate reduction, higher capital expenditures, and increased leverage to finance such capital expenditures that were likely to put pressure on Florida Power’s financial performance. The Company does not expect the change to have a material impact on its access to capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION Registrant

By:	/s/ Robert H. Bazemore, Jr.
Robert H. Bazemore, Jr. Vice President and Controller

Date: February 12, 2003